CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Fixed Income Trust



We consent to the use of our reports, dated June 18, 1999 and November 5, 1999, for Evergreen High Yield Bond Fund and Evergreen High Income Fund, respectively, each a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                        /s/ KPMG LLP


Boston, Massachusetts
April 10, 2000